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                                                                    Exhibit 3.11

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/08/2000
                                                             001118290 - 3161269

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                       TABLETOP FOREIGN HOLDINGS II, CORP.

          The undersigned, David S. Uri, as Secretary of Tabletop Foreign Holdings II, Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1.   The name of the corporation is Tabletop Foreign Holdings II,
          Corp.

     2 The First Article of the Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:

          FIRST: The name of the corporation (the "Corporation") is Merisant US, Inc.

     3. This Certificate of Amendment was duly adopted by the sole director and the sole stockholder of the Corporation according to the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 8th day of March, 2000.

                                            TABLETOP FOREIGN HOLDINGS II, CORP.

                                            By:  /s/ David S. Uri
                                                 -----------------------------
                                                 David S. Uri

                                                 Secretary